Exhibit 99.2

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated financial statements

for the year ended 30 June 2013

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated statement of financial position

as at 30 June 2013

	Note	2013 RM’000	2012 RM’000
Assets
Property, plant and equipment	3	1,298,605	1,273,127
Intangible assets	4	4,604	4,609
Goodwill	5	323,379	315,932
Deferred tax assets	7	3,049	5,427
Other receivables	8	19,093	14,981

Total non-current assets		1,648,730	1,614,076

Inventories	9	137,279	134,890
Trade and other receivables	8	271,715	261,089
Prepayments		6,534	7,767
Derivative financial assets	10	989	647
Cash and cash equivalents	11	412,604	311,631

		829,121	716,024
Non-current assets classified as held for sale	12	13,024	—

Total current assets		842,145	716,024

Total assets		2,490,875	2,330,100

Equity
Share capital		791,578	699,739
Reserves		823,134	678,016

Total equity attributable to owners of the Company		1,614,712	1,377,755
Non-controlling interests		85,452	86,000

Total equity	13	1,700,164	1,463,755

Liabilities
Loans and borrowings	14	152,680	266,783
Employee benefits	15	37,013	28,457
Provisions		165	143
Deferred tax liabilities	7	26,271	32,016
Derivative financial liabilities	10	631	2,955

Total non-current liabilities		216,760	330,354

Loans and borrowings	14	218,097	194,188
Employee benefits	15	—	483
Provisions		206	76
Current tax liabilities		14,349	18,790
Trade and other payables	16	339,122	321,213
Derivative financial liabilities	10	2,177	1,241

Total current liabilities		573,951	535,991

Total liabilities		790,711	866,345

Total equity and liabilities		2,490,875	2,330,100

The notes are an integral part of these financial statements.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated statement of profit or loss and other comprehensive income for the year ended 30 June 2013

	Note	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Revenue	17	1,846,400	867,826
Cost of sales		(1,415,404)	(662,110)

Gross profit		430,996	205,716
Distribution expenses		(109,515)	(51,612)
Administrative expenses		(125,127)	(59,019)
Other expenses		(14,762)	(9,074)

Results from operating activities		181,592	86,011
Finance income	18	14,802	9,062
Finance costs	19	(27,592)	(17,371)

Profit before tax		168,802	77,702
Tax expense	20	(40,045)	(23,429)

Profit for the year/period		128,757	54,273

Other comprehensive income/(expense), net of tax
Foreign currency translation differences for foreign operations		44,621	(3,493)
Actuarial losses on pension		(2,730)	(1,228)
Cash flow hedge		1,421	(2,741)

Total other comprehensive income/(expense) for the year/period		43,312	(7,462)

Total comprehensive income for the year/period		172,069	46,811

Profit attributable to:
Owners of the Company		102,476	45,094
Non-controlling interests		26,281	9,179

Profit for the year/period		128,757	54,273

Total comprehensive income attributable to:
Owners of the Company		145,118	37,580
Non-controlling interests		26,951	9,231

Total comprehensive income for the year/period		172,069	46,811

The notes are an integral part of these financial statements.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated statement of changes in equity for the year ended 30 June 2013

	Attributable to owners of the Company					Total RM’000	Non-controlling interests RM’000	Total equity RM’000
	Non-distributable				Distributable
	Share capital RM’000	Translation reserve RM’000	Hedging reserve RM’000	Pension reserve RM’000	Retained earnings RM’000
At 1 January 2012	699,739	101,621	(942)	(5,987)	545,744	1,340,175	82,269	1,422,444

Foreign currency translation differences for foreign operations	—	1,764	—	—	(5,309)	(3,545)	52	(3,493)
Actuarial losses on pension	—	—	—	(1,228)	—	(1,228)	—	(1,228)
Cash flow hedge	—	—	(2,741)	—	—	(2,741)	—	(2,741)

Total other comprehensive income/(expense) for the period	—	1,764	(2,741)	(1,228)	(5,309)	(7,514)	52	(7,462)
Profit for the period	—	—	—	—	45,094	45,094	9,179	54,273

Comprehensive income/(expense) for the period	—	1,764	(2,741)	(1,228)	39,785	37,580	9,231	46,811

Dividends to non-controlling interests	—	—	—	—	—	—	(5,500)	(5,500)

At 30 June 2012	699,739	103,385	(3,683)	(7,215)	585,529	1,377,755	86,000	1,463,755

At 1 July 2012	699,739	103,385	(3,683)	(7,215)	585,529	1,377,755	86,000	1,463,755
Foreign currency translation differences for foreign operations	—	43,951	—	—	—	43,951	670	44,621
Actuarial losses on pension	—	—	—	(2,730)	—	(2,730)	—	(2,730)
Cash flow hedge	—	—	1,421	—	—	1,421	—	1,421

Total other comprehensive income/(expense) for the year	—	43,951	1,421	(2,730)	—	42,642	670	43,312
Profit for the year	—	—	—	—	102,476	102,476	26,281	128,757

Comprehensive income/(expense) for the year	—	43,951	1,421	(2,730)	102,476	145,118	26,951	172,069

Issue of ordinary shares	91,839	—	—	—	—	91,839	—	91,839

Dividends to non-controlling interests	—	—	—	—	—	—	(27,499)	(27,499)

At 30 June 2013	791,578	147,336	(2,262)	(9,945)	688,005	1,614,712	85,452	1,700,164

The notes are an integral part of these financial statements.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated statement of cash flows for the year ended 30 June 2013

		Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Cash flows from operating activities

Profit before tax		168,802	77,702
Adjustments for:
Amortisation of intangible assets		1,754	778
Depreciation of property, plant and equipment		67,398	32,275
Finance costs		27,592	17,371
Finance income		(14,802)	(9,062)
Impairment loss on property, plant and equipment		6,056	—
Loss/(Gain) on disposal of property, plant and equipment		6,211	(40)
Reversal of impairment loss on trade receivables		(2,542)	(3,679)
Unrealised foreign exchange loss		117	142

		260,586	115,487

Changes in working capital:

Inventories		(2,389)	1,766
Employee benefits and provisions		7,505	6,401
Trade and other receivables and prepayments		(10,963)	(8,494)
Trade and other payables		17,909	(25,233)

Cash generated from operations		272,648	89,927
Income tax paid		(48,136)	(33,634)

Net cash from operating activities		224,512	56,293

Cash flows from investing activities

Additions of property, plant and equipment		(101,443)	(63,285)
Additions of intangible assets		(988)	—
Interest income from bank deposits		13,625	9,062
Proceeds from disposal of property, plant and equipment		6,485	3,016

Net cash used in investing activities		(82,321)	(51,207)

Cash flows from financing activities

Dividends paid to non-controlling interests		(27,499)	(5,500)
Interest paid		(27,592)	(17,371)
(Repayment)/Drawdown of loans and borrowings		(54,206)	33,449
Proceeds from issuance of shares		91,839	—

Net cash (used in)/from financing activities		(17,458)	10,578

Net increase in cash and cash equivalents		124,733	15,664

Effect of exchange rate changes between functional and presentation currencies		12,228	(5,741)

Cash and cash equivalents at beginning of the year/period		234,095	224,172

Cash and cash equivalents at end of the year/period	(i)	371,056	234,095

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Consolidated statement of cash flows for the year ended 30 June 2013 (continued)

(i)	Cash and cash equivalents

Cash and cash equivalents included in the consolidated statement of cash flows comprise the following consolidated statement of financial position amounts:

	Note	2013 RM’000	2012 RM’000
Deposits placed with licensed banks	11	292,608	246,721
Cash and bank balances	11	119,996	64,910

		412,604	311,631
Bank overdraft	14	(41,548)	(77,536)

		371,056	234,095

The notes are an integral part of these financial statements.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Notes to the financial statements

Boral Gypsum Asia Sdn. Bhd. is a private limited liability company, incorporated and domiciled in Malaysia. The address of the principal place of business and registered office of the Company is as follows:

Principal place of business/Registered office

Lot 606, Off Jalan SS13/1K

47500 Subang Jaya

Selangor Darul Ehsan

The consolidated financial statements of the Company as at and for the financial year ended 30 June 2013 comprise the Company and its subsidiaries (together referred to as the “Group” and individually referred to as “Group entities”).

The Company is principally engaged in investment holding activities whilst the principal activities of the subsidiaries are as stated in Note 6.

The immediate and ultimate holding companies during the financial year are Boral International Pty Limited and Boral Limited respectively. Both companies were incorporated in Australia.

The consolidated financial statements were authorised for issue by the Board of Directors on 25 October 2013.

1. Basis of preparation

(a) Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The following are accounting standards, amendments and interpretations that have been issued by the International Accounting Standards Board (“IASB”) but have not been adopted by the Group:

IFRSs, Interpretations and amendments effective for annual periods beginning on or after 1 January 2013

•	IFRS 10, Consolidated Financial Statements

•	IFRS 11, Joint Arrangements

•	IFRS 12, Disclosure of Interests in Other Entities

•	IFRS 13, Fair Value Measurement

•	IAS 19, Employee Benefits (2011)

•	IAS 27, Separate Financial Statements (2011)

•	IAS 28, Investments in Associates and Joint Ventures (2011)

•	IFRIC 20, Stripping Costs in the Production Phase of a Surface Mine

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

•	Amendments to IFRS 7, Financial Instruments: Disclosures—Offsetting Financial Assets and Financial Liabilities

•	Amendments to IFRS 1, First-time Adoption of International Financial Reporting Standards—Government Loans

•	Amendments to IFRS 1, First-time Adoption of International Financial Reporting Standards (Annual Improvements 2009-2011 Cycle)

•	Amendments to IAS 1, Presentation of Financial Statements (Annual Improvements 2009-2011 Cycle)

•	Amendments to IAS 16, Property, Plant and Equipment (Annual Improvements 2009-2011 Cycle)

•	Amendments to IAS 32, Financial Instruments: Presentation (Annual Improvements 2009-2011 Cycle)

•	Amendments to IAS 34, Interim Financial Reporting (Annual Improvements 2009-2011 Cycle)

•	Amendments to IFRS 10, Consolidated Financial Statements: Transition Guidance

•	Amendments to IFRS 11, Joint Arrangements: Transition Guidance

•	Amendments to IFRS 12, Disclosure of Interests in Other Entities: Transition Guidance

IFRSs, Interpretations and amendments effective for annual periods beginning on or after 1 January 2014

•	Amendments to IFRS 10, Consolidated Financial Statements: Investment Entities

•	Amendments to IFRS 12, Disclosure of Interests in Other Entities: Investment Entities

•	Amendments to IAS 27, Separate Financial Statements (2011): Investment Entities

•	Amendments to IAS 32, Financial Instruments: Presentation—Offsetting Financial Assets and Financial Liabilities

IFRSs, Interpretations and amendments effective for annual periods beginning on or after 1 January 2015

•	IFRS 9, Financial Instruments (2009)

•	IFRS 9, Financial Instruments (2010)

•	Amendments to IFRS 7, Financial Instruments: Disclosures—Mandatory Effective Date of IFRS 9 and Transition Disclosures

The Group plans to apply the abovementioned standards, amendments and interpretations:

•

from the annual period beginning on 1 July 2013 for those standards, amendments or interpretations that are effective for annual periods beginning or after 1 January 2013, except for IFRIC 20 and Amendments to IAS 34 which are not applicable to the Group.

•	from the annual period beginning on 1 July 2014 for those standards, amendments or interpretations that are effective for annual periods beginning on or after 1 January 2014.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

•	from the annual period beginning on 1 July 2015 for those standards, amendments or interpretations that are effective for annual periods beginning on or after 1 January 2015.

The initial application of the above standards, amendments and interpretations is not expected to have any material financial impact to the current and prior periods consolidated financial statements upon their first adoption.

(b) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis other than as disclosed in Note 2.

(c) Functional and presentation currency

(i) Functional currency

The consolidated financial statements are measured using the currency of the primary economic environment in which it operates (“the functional currency”).

(ii) Presentation currency

The consolidated financial statements are presented in Ringgit Malaysia (“RM”), which is the Group’s presentation currency.

All financial information is presented in RM and has been rounded to the nearest thousand, unless otherwise stated.

(d) Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the year in which the estimates are revised and in any future years affected.

There are no significant areas of estimation uncertainty and critical judgements in applying accounting policies that have significant effect on the amounts recognised in the consolidated financial statements other than those disclosed in the following notes:

•	Note 5—Impairment of goodwill

•	Note 7—Utilisation of tax loss carry-forwards

•	Note 15—Provision for employee benefits

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

2. Significant accounting policies

The accounting policies set out below have been applied consistently to the periods presented in these consolidated financial statements, and have been applied consistently by the Group entities.

(a) Basis of consolidation

(i) Subsidiaries

Subsidiaries are entities, including unincorporated entities, controlled by the Company. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. Control exists when the Company has the ability to exercise its power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable are taken into account.

(ii) Business combinations

Business combinations are accounted for using the acquisition method from the acquisition date, which is the date on which control is transferred to the Group.

Acquisitions on or after 1 January 2011

For acquisitions on or after 1 January 2011, the Group measures the cost of goodwill at the acquisition date as:

•	the fair value of the consideration transferred; plus

•	the recognised amount of any non-controlling interests in the acquiree; plus

•	if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree; less

•	the net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

When the excess is negative, a bargain purchase gain is recognised immediately in profit or loss.

For each business combination, the Group elects whether it measures the non-controlling interests in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets at the acquisition date.

Transaction costs, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

(iii) Loss of control

Upon the loss of control of a subsidiary, the Group derecognises the assets and liabilities of the subsidiary, any non-controlling interests and the other components of equity related to the subsidiary. Any surplus or deficit arising on the loss of control is recognised in profit or loss. If the Group retains

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

any interest in the previous subsidiary, then such interest is measured at fair value at the date that control is lost. Subsequently it is accounted for as an equity-accounted investee or as an available-for-sale financial asset depending on the level of influence retained.

(iv) Non-controlling interests

Non-controlling interests at the end of the reporting period, being the equity in a subsidiary not attributable directly or indirectly to the equity holders of the Company, are presented in the consolidated statement of financial position and consolidated statement of changes in equity within equity, separately from equity attributable to the owners of the Company. Non-controlling interests in the results of the Group is presented in the consolidated statement of profit or loss and other comprehensive income as an allocation of the profit or loss and the comprehensive income for the year between non-controlling interests and owners of the Company.

Losses applicable to the non-controlling interests in a subsidiary are allocated to the non-controlling interests even if doing so causes the non-controlling interests to have a deficit balance.

(v) Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

Unrealised gains arising from transactions with equity-accounted investees are eliminated against the investment to the extent of the Group’s interest in the investees. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

(b) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies at the end of the reporting period are retranslated to the functional currency at the exchange rate at that date.

Non-monetary assets and liabilities denominated in foreign currencies are not retranslated at the end of the reporting date except for those that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on retranslation are recognised in profit or loss, except for differences arising on the retranslation of a financial instrument designated as a hedge of currency risk, which are recognised in other comprehensive income.

(ii) Operations denominated in functional currencies other than Ringgit Malaysia

The assets and liabilities of operations denominated in functional currencies other than RM, including goodwill and fair value adjustments arising on acquisition, are translated to RM at exchange rates at the end of the reporting period. The income and expenses of foreign operations are translated to RM at exchange rates at the dates of the transactions.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Foreign currency differences are recognised in other comprehensive income and accumulated in the foreign currency translation reserve (FCTR) in equity. However, if the operation is a non-wholly-owned subsidiary, then the relevant proportionate share of the translation difference is allocated to the non-controlling interests. When a foreign operation is disposed of such that control, significant influence or joint control is lost, the cumulative amount in the FCTR related to that foreign operation is reclassified to profit or loss as part of the profit or loss on disposal.

When the Group disposes of only part of its interest in a subsidiary that includes a foreign operation, the relevant proportion of the cumulative amount is reattributed to non-controlling interests. When the Group disposes of only part of its investment in an associate or joint venture that includes a foreign operation while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

In the consolidated financial statements, when settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely in the foreseeable future, foreign exchange gains and losses arising from such a monetary item are considered to form part of a net investment in a foreign operation and are recognised in other comprehensive income, and are presented in the FCTR in equity.

(c) Financial instruments

(i) Initial recognition and measurement

A financial asset or a financial liability is recognised in the consolidated statement of financial position when, and only when, the Group becomes a party to the contractual provisions of the instrument.

A financial instrument is recognised initially, at its fair value plus, in the case of a financial instrument not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial instrument.

An embedded derivative is recognised separately from the host contract and accounted for as a derivative if, and only if, it is not closely related to the economic characteristics and risks of the host contract and the host contract is not categorised at fair value through profit or loss. The host contract, in the event an embedded derivative is recognised separately, is accounted for in accordance with policy applicable to the nature of the host contract.

(ii) Financial instrument categories and subsequent measurement

The Group categorises financial instruments as follows:

Financial assets

(a)    Loans and receivables

Loans and receivables category comprises debt instruments that are not quoted in an active market.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Financial assets categorised as loans and receivables are subsequently measured at amortised cost using the effective interest method.

All financial assets are subject to review for impairment (see note 2(j)(i)).

Financial liabilities

All financial liabilities are subsequently measured at amortised cost.

(iii) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are classified as deferred income and are amortised to profit or loss using a straight-line method over the contractual period or, when there is no specified contractual period, recognised in profit or loss upon discharge of the guarantee. When settlement of a financial guarantee contract becomes probable, an estimate of the obligation is made. If the carrying value of the financial guarantee contract is lower than the obligation, the carrying value is adjusted to the obligation amount and accounted for as a provision.

(iv) Hedge accounting

Cash flow hedge

A cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognised asset or liability or a highly probable forecast transaction and could affect the profit or loss. In a cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognised in other comprehensive income and the ineffective portion is recognised in profit or loss.

Subsequently, the cumulative gain or loss recognised in other comprehensive income is reclassified from equity into profit or loss in the same period or periods during which the hedged forecast cash flows affect profit or loss. If the hedge item is a non-financial asset or liability, the associated gain or loss recognised in other comprehensive income is removed from equity and included in the initial amount of the asset or liability. However, loss recognised in other comprehensive income that will not be recovered in one or more future periods is reclassified from equity into profit or loss.

Cash flow hedge accounting is discontinued prospectively when the hedging instrument expires or is sold, terminated or exercised, the hedge is no longer highly effective, the forecast transaction is no longer expected to occur or the hedge designation is revoked. If the hedge is for a forecast transaction, the cumulative gain or loss on the hedging instrument remains in equity until the forecast transaction occurs. When the forecast transaction is no longer expected to occur, any related cumulative gain or loss recognised in other comprehensive income on the hedging instrument is reclassified from equity into profit or loss.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

(v) Derecognition

A financial asset or part of it is derecognised when, and only when the contractual rights to the cash flows from the financial asset expire or the financial asset is transferred to another party without retaining control or substantially all risks and rewards of the asset. On derecognition of a financial asset, the difference between the carrying amount and the sum of the consideration received (including any new asset obtained less any new liability assumed) and any cumulative gain or loss that had been recognised in equity is recognised in profit or loss.

A financial liability or a part of it is derecognised when, and only when, the obligation specified in the contract is discharged or cancelled or expires. On derecognition of a financial liability, the difference between the carrying amount of the financial liability extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

(d) Property, plant and equipment

(i) Recognition and measurement

Items of property, plant and equipment are measured at cost less any accumulated depreciation and any accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset and any other costs directly attributable to bringing the asset to working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. The cost of self-constructed assets also includes the cost of materials and direct labour.

Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

When significant parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property, plant and equipment is determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and is recognised net within “other income” and “other expenses” respectively in profit or loss.

(ii) Subsequent costs

The cost of replacing a component of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognised to profit or loss. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred.

(iii) Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed, and if a component has a useful life that is different from the remainder of that asset, then that component is depreciated separately.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property, plant and equipment. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Freehold land is not depreciated. Property, plant and equipment under construction are not depreciated until the assets are ready for their intended use.

The estimated useful lives for the current and comparative periods are as follows:

Mineral reserves and land	99 years
Buildings	20-50 years
Machinery	5-25 years
Office equipment, fixtures and fittings	5-7 years
Office renovation	10 years
Vehicles	3-10 years

Depreciation methods, useful lives and residual values are reviewed at the end of the reporting period and adjusted as appropriate.

(e) Leased assets

(i) Finance lease

Leases in terms of which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability. Contingent lease payments are accounted for by revising the minimum lease payments over the remaining term of the lease when the lease adjustment is confirmed.

Leasehold land which in substance is a finance lease is classified as property, plant and equipment.

(ii) Operating lease

Leases, where the Group does not assume substantially all the risks and rewards of ownership are classified as operating leases and, the leased assets are not recognised in the consolidated statement of financial position.

Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognised in profit or loss as an integral part of the total lease expense, over the term of the lease. Contingent rentals are charged to profit or loss in the reporting period in which they are incurred.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

(f) Intangible assets

(i) Goodwill

Goodwill arises on business combinations is measured at cost less any accumulated impairment losses.

(ii) Other intangible assets

Intangible assets, other than goodwill, that are acquired by the Group, which have finite useful lives, are measured at cost less any accumulated amortisation and any accumulated impairment losses.

(iii) Subsequent expenditure

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in profit or loss as incurred.

(iv) Amortisation

Amortisation is based on the cost of an asset less its residual value.

Goodwill with indefinite useful lives are not amortised but are tested for impairment annually and whenever there is an indication that they may be impaired.

Other intangible assets are amortised from the date that they are available for use.

Amortisation is recognised in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use.

The estimated useful life of software and other intangible assets for the current and comparative periods is 5 years.

Amortisation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted, if appropriate.

(g) Inventories

Inventories are measured at the lower of cost and net realisable value.

The cost of inventories is measured based on the first-in first-out and the weighted average cost principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of work-in-progress and finished goods, cost includes an appropriate share of production overheads based on normal operating capacity.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

(h) Non-current assets held for sale

Non-current assets that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale.

Immediately before classification as held for sale, the assets are remeasured in accordance with the Group’s accounting policies. Thereafter generally the assets are measured at the lower of their carrying amount and fair value less costs to sell.

Property, plant and equipment once classified as held for sale are not amortised or depreciated.

(i) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, balances and deposits with banks. For the purpose of the consolidated statement of cash flows, cash and cash equivalents are presented net of bank overdrafts.

(j) Impairment

(i) Financial assets

All financial assets are assessed at each reporting date whether there is any objective evidence of impairment as a result of one or more events having an impact on the estimated future cash flows of the asset. Losses expected as a result of future events, no matter how likely, are not recognised. For an investment in an equity instrument, a significant or prolonged decline in the fair value below its cost is an objective evidence of impairment. If any such objective evidence exists, then the financial asset’s recoverable amount is estimated.

An impairment loss in respect of loans and receivables is recognised in profit or loss and is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the asset’s original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed, to the extent that the asset’s carrying amount does not exceed what the carrying amount would have been had the impairment not been recognised at the date the impairment is reversed. The amount of the reversal is recognised in profit or loss.

(ii) Other assets

The carrying amounts of other assets (except for inventories, deferred tax asset and non-current assets classified as held for sale) are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, the recoverable amount is estimated each period at the same time.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or cash-generating units. Subject to an operating segment ceiling test, for the purpose of goodwill impairment testing, cash-generating units to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to group of cash-generating units that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or cash-generating unit.

An impairment loss is recognised if the carrying amount of an asset or its related cash-generating unit exceeds its estimated recoverable amount.

Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (group of cash-generating units) and then to reduce the carrying amounts of the other assets in the cash-generating unit (groups of cash-generating units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at the end of each reporting period for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount since the last impairment loss was recognised. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised. Reversals of impairment losses are credited to profit or loss in the financial year in which the reversals are recognised.

(k) Equity instruments

Instruments classified as equity are measured at cost on initial recognition and are not remeasured subsequently. Ordinary shares are classified as equity.

(l) Employee benefits

(i) Short-term employee benefits

Short-term employee benefit obligations in respect of salaries, annual bonuses, paid annual leave and sick leave are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognised for the amount expected to be paid under short term cash bonus or profit-sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

(ii) State plans

The Group’s contributions to statutory pension funds are charged to profit or loss in the financial year to which they relate. Once the contributions have been paid, the Group has no further payment obligations.

(iii) Defined benefit plans

The Group’s net obligation in respect of defined benefit retirement plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. Any unrecognised past service costs and the fair value of any plan assets are deducted. The discount rate is the yield at the end of the reporting period on high quality corporate bonds that have maturity dates approximating the terms of the Group’s obligations and that are denominated in the same currency in which the benefits are expected to be paid. The calculation is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a benefit to the Group, the recognised asset is limited to the total of any unrecognised past service costs and the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. In order to calculate the present value of economic benefits, consideration is given to any minimum funding requirements that apply to any plan in the Group. An economic benefit is available to the Group if it is realisable during the life of the plan, or any settlement of the plan liabilities.

When the benefits of a plan are improved, the portion of the increased benefit relating to past service by employees is recognised in profit or loss on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognised immediately in profit or loss.

The Group recognises all actuarial gains and losses arising from defined benefit plans in other comprehensive income and all expenses related to defined benefit plans in personnel expenses in profit or loss.

The Group recognises gains and losses on the curtailment or settlement of a defined benefit plan when the curtailment or settlement occurs. The gain or loss on curtailment comprises any resulting change in the fair value of plan assets, change in the present value of defined benefit obligation and any related actuarial gains and losses and past service cost that had not previously been recognised.

(m) Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as finance cost.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

(n) Revenue and other income

(i) Goods sold

Revenue from the sale of goods in the course of ordinary activities is measured at fair value of the consideration received or receivable, net of returns and allowances, trade discount and volume rebates. Revenue is recognised when persuasive evidence exists, usually in the form of an executed sales agreement, that the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, and there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognised as a reduction of revenue as the sales are recognised.

(ii) Interest income

Interest income is recognised as it accrues using the effective interest method in profit or loss.

(o) Borrowing costs

Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in profit or loss using the effective interest method.

(p) Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognised in profit or loss except to the extent that it relates to a business combination or items recognised directly in equity or other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous financial years.

Deferred tax is recognised using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities in the consolidated statement of financial position and their tax bases. Deferred tax is not recognised for the following temporary differences: the initial recognition of goodwill, the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

The amount of deferred tax recognised is measured based on the expected manner of realisation or settlement of the carrying amount of the assets and liabilities, using tax rates enacted or substantively enacted at the reporting date. Deferred tax assets and liabilities are not discounted.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

A deferred tax asset is recognised to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilised. Deferred tax assets are reviewed at the end of each reporting period and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(q) Contingencies

Contingent liabilities

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is not recognised in the statements of financial position and is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events, are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

3. Property, plant and equipment

	Note	Mineral reserves and land RM’000	Buildings RM’000	Machinery, office vehicles, fixtures and fittings RM’000	Properties under construction RM’000	Total RM’000
Cost
At 1 January 2012		238,525	415,034	1,188,660	78,876	1,921,095
Additions		—	787	2,096	60,809	63,692
Disposals		—	(225)	(10,809)	(43)	(11,077)
Transferred from properties under construction		—	6,781	29,084	(35,865)	—
Transferred to intangible assets	4	—	—	—	(1,147)	(1,147)
Effect of movements in exchange rates		255	(139)	(936)	(958)	(1,778)

At 30 June 2012/1 July 2012		238,780	422,238	1,208,095	101,672	1,970,785
Additions		—	5,720	25,418	70,305	101,443
Disposals		—	(7,346)	(20,947)	(2,266)	(30,559)
Transferred from properties under construction		—	29,360	63,183	(92,543)	—
Transferred to intangible assets	4	—	—	—	(688)	(688)
Transfer to assets held for sale	12	(13,024)	—	—	—	(13,024)
Effect of movements in exchange rates		18,532	8,879	24,703	(12,371)	39,743

At 30 June 2013		244,288	458,851	1,300,452	64,109	2,067,700

Depreciation and impairment loss
At 1 January 2012
Accumulated depreciation		15,314	161,646	496,179	—	673,139
Accumulated impairment loss		—	—	—	—	—

		15,314	161,646	496,179	—	673,139
Depreciation for the period		1,083	7,969	23,223	—	32,275
Disposals		—	(198)	(7,903)	—	(8,101)
Effect of movements in exchange rates		159	370	(184)	—	345

At 30 June 2012/1 July 2012
Accumulated depreciation		16,556	169,787	511,315	—	697,658
Accumulated impairment loss		—	—	—	—	—

		16,556	169,787	511,315	—	697,658
Depreciation for the year		2,387	16,976	48,035	—	67,398
Impairment loss		—	—	6,056	—	6,056
Disposals		—	(3,465)	(14,398)	—	(17,863)
Effect of movements in exchange rates		506	4,602	10,738	—	15,846

At 30 June 2013
Accumulated depreciation		19,449	187,900	555,690	—	763,039
Accumulated impairment loss		—	—	6,056	—	6,056

		19,449	187,900	561,746	—	769,095

Carrying amounts
At 1 January 2012		223,211	253,388	692,481	78,876	1,247,956

At 30 June 2012/1 July 2012		222,224	252,451	696,780	101,672	1,273,127

At 30 June 2013		224,839	270,951	738,706	64,109	1,298,605

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

During the financial year, the Group assessed certain assets for impairment and recognised an impairment loss of RM6,056,000 (2012:Nil) in profit or loss as these assets no longer generate future economic benefits to the Group.

The costs and carrying amounts of mineral reserves and land were not segregated into their respective categories of mineral reserves, leasehold and freehold land as the required details are not available.

4. Intangible assets

	Software RM’000	Other intangible assets RM’000	Total RM’000
Cost
At 1 January 2012	16,351	16,280	32,631
Disposals	—	(71)	(71)
Transferred from properties under construction	1,147	—	1,147
Effect of movements in exchange rates	(45)	11	(34)

At 30 June 2012/1 July 2012	17,453	16,220	33,673
Additions	950	38	988
Transferred from properties under construction	368	320	688
Effect of movements in exchange rates	357	255	612

At 30 June 2013	19,128	16,833	35,961

Amortisation
At 1 January 2012	14,139	14,269	28,408
Amortisation for the period	497	281	778
Disposals	—	(71)	(71)
Effect of movements in exchange rates	(71)	20	(51)

At 30 June 2012/1 July 2012	14,565	14,499	29,064
Amortisation for the year	1,257	497	1,754
Effect of movements in exchange rates	305	234	539

At 30 June 2013	16,127	15,230	31,357

Carrying amounts
At 1 January 2012	2,212	2,011	4,223

At 30 June 2012/1 July 2012	2,888	1,721	4,609

At 30 June 2013	3,001	1,603	4,604

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

5. Goodwill

	2013 RM’000	2012 RM’000
At 1 July/1 January	315,932	316,192
Effect of movements in exchange rates	7,447	(260)

At 30 June	323,379	315,932

The Group tests goodwill for impairment annually or more frequently if there are indications that goodwill might be impaired. The Group prepares cash flow projections derived from the most recent financial budgets approved by management for the next five years. No impairment loss has been recognised for the Group.

Goodwill has been allocated for impairment testing purposes to the following cash-generating units: Korea, Indonesia, China, and Thailand:

Country	Growth rate 2013	Discount rate applied 2013	Goodwill value 2013 RM’000	Discount rate applied 2012	Goodwill value 2012 RM’000
Korea	5%	9.7%	91.3	9.7%	87.6
Indonesia	15%	12.5%	25.5	12.5%	27.1
China	11%	14.5%	13.6	14.5%	12.7
Thailand	6%	9.7%	193.0	9.7%	188.5

Total			323.4		315.9

The recoverable amounts of the above cash-generating units are determined based on the value in use calculation and the appropriate discount rate which use cash flow projections based on financial budgets approved by the directors covering a five year period. Cash flow projections are based on the same expected gross margins and raw materials price inflation throughout the budget period.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

6. Subsidiaries

Details of the subsidiaries are as follows:

Name of subsidiary	Country of incorporation	Principal activities	Effective ownership interest
			2013%	2012%
BGA Holdings Limited	Labuan, Malaysia	Holding	100	100
South Korean Plasterboard Corporation	Labuan, Malaysia	Holding	100	100
Siamsum Corporation	Labuan, Malaysia	Holding	100	100
Boral Plasterboard System Co. Ltd.	South Korea	Trading	100	100
Boral Gypsum Korea Co. Ltd.	South Korea	Trading	100	100
China Plasterboard Corporation	British Virgin Island	Holding	100	100
Boral Gypsum (Shanghai) Co. Ltd.	China	Trading	100	100
Boral Gypsum (Chongqing) Co. Ltd.	China	Trading	100	100
Boral Gypsum (Chengdu) Co. Ltd.	China	Trading	100	100
Boral Plasterboard (Shanghai) Co. Ltd.	China	Trading	96.80	96.80
Boral Gypsum (Shandong) Co. Ltd.	China	Trading	100	100
Boral Management Services Shanghai Co. Ltd.	China	Management	100	100
Boral Gypsum India Private Ltd.	India	Trading	100	100
PT Petrojaya Boral Plasterboard	Indonesia	Trading	100	100
Boral Plasterboard (Malaysia) Sdn. Bhd.	Malaysia	Trading	100	100
Boral Plasterboard (Marketing) Sdn. Bhd.	Malaysia	Trading	100	100
Boral Building Materials (Malaysia) Sdn. Bhd.	Malaysia	Dissolved	100	100
Boral Plasterboard Philippines Inc.	Philippines	Trading	100	100
Boonyavajara Mining Co., Ltd.	Thailand	Mining	100	100
Boral Prestia Co. Ltd.	Thailand	Trading	100	100
The Siam Gypsum Industry Co. Ltd.	Thailand	Holding	71	71
The Siam Gypsum Industry (Saraburi) Co. Ltd	Thailand	Trading	71	71
The Siam Gypsum Industry (Songkla) Co. Ltd.	Thailand	Trading	71	71
SGI Development Co. Ltd.	Thailand	Trading	71	71
Gypsum Business Limited	Thailand	Trading	100	100
Boral Middle East FZE	UAE	Trading	100	100
Boral Middle East (Dubai) L.L.C.	UAE	Trading	49	49
Boral Gypsum Vietnam Co. Ltd.	Vietnam	Trading	100	100

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

7. Deferred tax assets/(liabilities)

Recognised deferred tax assets/(liabilities)

Deferred tax balances are presented in the consolidated statement of financial position as follows:

	2013 RM’000	2012 RM’000
Deferred tax assets	3,049	5,427
Deferred tax liabilities	(26,271)	(32,016)

	(23,222)	(26,589)

Movement in temporary differences during the period/year

	At 1.1.2012 RM’000	Recognised in profit or loss (Note 20) RM’000	Recognised in other comprehensive income RM’000	At 30.6.2012/ 1.7.2012 RM’000	Recognised in profit or loss (Note 20) RM’000	Recognised in other comprehensive income RM’000	At 30.6.2013 RM’000
Property, plant and equipment	(37,542)	(491)	—	(38,033)	5,139	—	(32,894)
Provisions and employee benefits	11,500	1,901	—	13,401	(414)	—	12,987
Other items	(1,011)	790	(1,736)	(1,957)	(1,683)	325	(3,315)

Net tax (liabilities)/assets	(27,053)	2,200	(1,736)	(26,589)	3,042	325	(23,222)

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items (stated at gross):

	2013 RM’000	2012 RM’000
Tax losses	49,389	35,497

During the financial year, the Group’s unrecognised tax losses of RM5,222,000 has expired under the relevant tax legislation.

The Group’s unrecognised tax losses will expire approximately in 2018.

Deferred tax asset has not been recognised in respect of this item because it is not probable that future taxable profit will be available against which the Group can utilise the benefits there from.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

8. Trade and other receivables

	2013 RM’000	2012 RM’000
Non-current
Non-trade
Loans to staff	17,597	13,334
Others	1,496	1,647

	19,093	14,981

Current
Trade
Trade receivables	234,341	205,361
Less: Allowance for impairment loss	(5,600)	(7,535)

	228,741	197,826

Non-trade
Other receivables and deposits	42,974	63,263

	42,974	63,263

	271,715	261,089

9. Inventories

	2013 RM’000	2012 RM’000
Raw materials	46,473	48,869
Low cost and short lived consumable items	24,173	21,824
Work-in-progress	719	654
Finished goods	71,650	70,747

	143,015	142,094
Less: Allowance for decline in value	(5,736)	(7,204)

	137,279	134,890

Recognised in profit or loss:
Inventories recognised as cost of sales	1,023,480	473,120

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

10. Derivative financial assets/(liabilities)

	2013 RM’000	2012 RM’000
Derivative financial assets
Current
Foreign currency forward contracts	989	647

Derivative financial liabilities
Non-current
Interest rate swap	(631)	(2,955)

Current
Foreign currency forward contracts	(1,413)	(762)
Interest rate swap	(764)	(479)

	(2,177)	(1,241)

	(2,808)	(4,196)

11. Cash and cash equivalents

	2013 RM’000	2012 RM’000
Cash and bank balances	119,996	64,910
Deposits placed with licensed banks	292,608	246,721

	412,604	311,631

12. Non-current assets classified as held for sale

During the financial year, the Group received a potential customer’s bid on an industrial property in Thailand which is highly probable for future sale. Consequently, the property is presented as an asset held for sale.

13. Capital and reserves

Share capital

	Amount 2013 RM’000	Number of shares 2013 ’000	Amount 2012 RM’000	Number of shares 2012 ’000
Authorised:
Ordinary shares of RM1 each	1,400,000	1,400,000	1,400,000	1,400,000

Issued and fully paid:
Ordinary shares of RM1 each

At 1 July/1 January	699,739	699,739	699,739	699,739
Increase during the year	91,839	91,839	—	—

At 30 June	791,578	791,578	699,739	699,739

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Ordinary shares

The holders of ordinary shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company and rank equally with regard to the Company’s residual assets.

Translation reserve

The translation reserve comprises foreign currency differences arising from the translation of the financial statements of the Group entities to RM.

Hedging reserve

The hedging reserve comprises the effective portion of the cumulative net change in the fair value of cash flow hedges related to hedged transactions that have not yet occurred.

Pension reserve

The pension reserve comprises the actuarial gains and losses on pension provision.

14. Loans and borrowings

	2013 RM’000	2012 RM’000
Non-current
Bank loans—unsecured	150,037	264,850
Finance lease liabilities	2,643	1,933

	152,680	266,783

Current
Bank loans—unsecured	139,329	80,828
Finance lease liabilities	1,144	911
Revolving credits—unsecured	36,076	34,913
Bank overdraft—unsecured	41,548	77,536

	218,097	194,188

	370,777	460,971

14.1 Security

The bank loans, revolving credits and bank overdraft are backed by the corporate guarantees given by the Company and the ultimate holding company.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

14.2 Finance lease liabilities

Finance lease liabilities are payable as follows:

	Future minimum lease payments 2013 RM’000	Interest 2013 RM’000	Present value of minimum lease payments 2013 RM’000	Future minimum lease payments 2012 RM’000	Interest 2012 RM’000	Present value of minimum lease payments 2012 RM’000
Less than one year	1,411	267	1,144	1,041	130	911
Between one and five years	2,997	354	2,643	2,089	156	1,933

	4,408	621	3,787	3,130	286	2,844

15. Employee Benefits

15.1 Retirement benefits

	2013 RM’000	2012 RM’000
Recognised liability for employee benefits
Non-current	37,013	28,457
Current	—	483

	37,013	28,940

Under the terms of employment with its employees, the Group has to pay employee benefits to eligible employees who have completed a qualifying period of service upon their retirement.

Movement in the liability recognised in the consolidated statement of financial position

	2013 RM’000	2012 RM’000
Liability at 1 July/1 January	28,940	22,388
Expense recognised in profit or loss	10,243	6,401
Benefits paid	(2,335)	—
Effect of movements in exchange rates	165	151

Liability at 30 June	37,013	28,940

The expense is recognised in the administrative expenses in the consolidated statement of profit or loss and other comprehensive income.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Actuarial assumptions

Principal actuarial assumptions at the end of the reporting period:

	2013%	2012%
Discount rate	1.84 - 5.75	1.84 - 5.75
Future salary increases	4.50 - 10.00	4.50 - 10.00
Employee provident funds rate	2.00 - 12.00	2.00 - 12.00

16. Trade and other payables

	2013 RM’000	2012 RM’000
Trade
Trade payables	239,357	205,427

Non-trade
Other payables	75,434	96,351
Accrued expenses	24,331	19,435

	99,765	115,786

	339,122	321,213

17. Revenue

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Sale of gypsum board and related products	1,846,400	867,826

18. Finance income

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Interest income of financial assets that are not at fair value through profit or loss:
Interest income from bank deposits	13,625	9,062
Gains arising on hedge derivatives	1,177	—

Recognised in profit or loss	14,802	9,062

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

19. Finance costs

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Interest expense of financial liabilities that are not at fair value through profit or loss:
Interest on bank overdraft and loans	(26,925)	(16,716)
Losses arising on hedge derivatives	—	(266)
Other finance costs	(667)	(389)

Recognised in profit or loss	(27,592)	(17,371)

20. Tax expense

Recognised in profit or loss

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Current tax expense
Malaysian—current year/period	1,799	879
Overseas—current year/period	26,702	19,182
Withholding tax	14,586	5,865

	43,087	25,926

Deferred tax expense
Origination and reversal of temporary differences	(3,042)	(2,497)

	40,045	23,429

Reconciliation of tax expense
Profit for the year/period	128,757	54,273
Total tax expense	40,045	23,429

Profit excluding tax	168,802	77,702

Income tax calculated using Malaysian tax rate of 25%	42,201	19,426
Effect of tax rates in foreign jurisdictions	(6,315)	(336)
Effect of tax holidays and incentives	(21,155)	(4,846)
Non-deductible expenses	5,915	3,320
Current year losses for which no deferred tax asset was recognised	4,813	—
Withholding tax	14,586	5,865

	40,045	23,429

As the Group operates across several tax jurisdictions, the tax rates differ in each subsidiary and they range from 0% to 31%.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

21. Financial instruments

21.1 Categories of financial instruments

The table below provides an analysis of financial instruments categorised as follows:

(a)	Loans and receivables (“L&R”); and

(b)	Financial liabilities measured at amortised cost (“FL”).

	Carrying amount RM’000	L&R/ (FL) RM’000	Derivatives used for hedging RM’000
2013
Financial assets
Trade and other receivables	290,808	290,808	—
Cash and cash equivalents	412,604	412,604	—
Derivative financial assets	989	—	989

	704,401	703,412	989

Financial liabilities
Loans and borrowings	(370,777)	(370,777)	—
Trade and other payables	(339,122)	(339,122)	—
Derivative financial liabilities	(2,808)	—	(2,808)

	(712,707)	(709,899)	(2,808)

2012
Financial assets
Trade and other receivables	276,070	276,070	—
Cash and cash equivalents	311,631	311,631	—
Derivative financial assets	647	—	647

	588,348	587,701	647

Financial liabilities
Loans and borrowings	(460,971)	(460,971)	—
Trade and other payables	(321,213)	(321,213)	—
Derivative financial liabilities	(4,196)	—	(4,196)

	(786,380)	(782,184)	(4,196)

21.2 Net gains and losses arising from financial instruments

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
Net gains/(losses) on:
Loans and receivables	16,167	9,062
Financial liabilities measured at amortised cost	(25,933)	(16,864)

	(9,766)	(7,802)

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

21.3 Financial risk management

The Group has exposure to the following risks from its use of financial instruments:

•	Credit risk

•	Liquidity risk

•	Market risk

21.4 Credit risk

Credit risk is the risk of a financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from its receivables from customers.

Receivables

Risk management objectives, policies and processes for managing the risk

Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit evaluations are performed on all customers requiring credit over a certain amount.

Exposure to credit risk, credit quality and collateral

As at the end of the reporting period, the maximum exposure to credit risk arising from receivables is represented by the carrying amounts in the consolidated statement of financial position.

Management has taken reasonable steps to ensure that receivables that are neither past due nor impaired are stated at their realisable values. A significant portion of these receivables are regular customers that have been transacting with the Group. The Group uses ageing analysis to monitor the credit quality of the receivables. Any receivables having significant balances past due more than 90 days, which are deemed to have higher credit risk, are monitored individually.

The exposure of credit risk for trade receivables as at the end of the reporting period by geographic region was:

	2013 RM’000	2012 RM’000
Domestic	9,916	10,290
Asia	208,507	178,360
Middle East	15,918	16,711

	234,341	205,361

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Impairment losses

The Group maintains an ageing analysis in respect of trade receivables only. The ageing of trade receivables as at the end of the reporting period was:

2013	Gross RM’000	Individual impairment RM’000	Net RM’000
Not past due	173,792	—	173,792
Past due 1 - 30 days	22,696	—	22,696
Past due 31 - 90 days	34,827	2,574	32,253
Past due more than 90 days	3,026	3,026	—

	234,341	5,600	228,741

2012

Not past due	184,594	42	184,552
Past due 1 - 30 days	7,027	—	7,027
Past due 31 - 90 days	3,698	390	3,308
Past due more than 90 days	10,042	7,103	2,939

	205,361	7,535	197,826

The movements in the allowance for impairment losses of trade receivables during the financial year were:

	2013 RM’000	2012 RM’000
At 1 July/1 January	7,535	11,223
Impairment loss reversed	(2,542)	(3,679)
Effect of movements in exchange rates	607	(9)

At 30 June	5,600	7,535

The remaining past due balances not impaired mainly due to these trade receivables are recoverable based on their past payment trend and history of debt. Hence, the management is confident that no impairment is required.

The allowance account in respect of trade receivables is used to record impairment losses. Unless the Group is satisfied that recovery of the amount is possible, the amount considered irrecoverable is written off against the receivable directly.

Deposits placed with licensed banks

Risk management objectives, policies and processes for managing the risk

Investments are only allowed in deposits with licensed banks.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Exposure to credit risk, credit quality and collateral

As at the end of the reporting period, the Group has only placed deposits domestically. The maximum exposure to credit risk is represented by the carrying amounts in the consolidated statement of financial position.

In view that the deposits are only placed with licensed banks, management does not expect the banks to fail to meet their obligation.

The deposits with licensed banks of the Group are unsecured.

Impairment losses

As at the end of the reporting period, there is no indication that the deposits with licensed banks are not recoverable.

21.5 Liquidity risk

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. The Group’s exposure to liquidity risk arises principally from its various payables, loans and borrowings.

The Group maintains a level of cash and cash equivalents and bank facilities deemed adequate by the management to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they fall due.

It is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Maturity analysis

The table below summarises the maturity profile of the Group’s financial liabilities as at the end of the reporting period based on undiscounted contractual payments:

2013	Carrying amount RM’000	Contractual interest rate %	Contractual cash flows RM’000	Under 1 year RM’000	1 - 2 years RM’000	2 - 5 years RM’000
Non-derivative financial liabilities
Bank loans—unsecured	289,366	4.07 to 8.65	312,583	158,217	97,562	56,804
Finance lease liabilities	3,787	9.20	4,408	1,411	1,212	1,785
Revolving credits—unsecured	36,076	1.38 to 1.60	36,409	36,409	—	—
Bank overdraft—unsecured	41,548	1.77 to 11.00	41,548	41,548	—	—
Trade and other payables	339,122	—	339,122	339,122	—	—

	709,899		734,070	576,707	98,774	58,589

2012
Non-derivative financial liabilities
Bank loans—unsecured	345,678	3.00 to 12.70	373,510	191,741	62,143	119,626
Finance lease liabilities	2,844	11.36	3,130	1,041	882	1,207
Revolving credits—unsecured	34,913	1.59 to 1.69	35,288	35,288	—	—
Bank overdraft—unsecured	77,536	1.76 to 10.50	77,536	77,536	—	—
Trade and other payables	321,213	—	321,213	321,213	—	—

	782,184		810,677	626,819	63,025	120,833

21.6 Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and other prices that will affect the Group’s financial position or cash flows.

21.6.1 Currency risk

The Group is exposed to foreign currency risk on certain transactions that are denominated in a currency other than the respective functional currencies of Group entities. The currencies giving rise to this risk are primarily the U.S. Dollars, Korean Won, Thai Baht and Indonesian Rupiah.

Risk management objectives, policies and processes for managing the risk

Exposure to foreign currency risk is monitored on an ongoing basis and is managed within approved policy parameters utilising foreign currency forward contracts.

Exposure to foreign currency risk

The Group’s exposure to foreign currency (a currency which is other than the functional currency of the Group entities) risk as at the end of the reporting period is not material and therefore no currency risk sensitivity analysis is prepared.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

21.6.2 Interest rate risk

The Group’s fixed rate borrowings are exposed to a risk of change in their fair value due to changes in interest rates. The Group’s variable rate borrowings are exposed to a risk of change in cash flows due to changes in interest rates. Short term receivables and payables are not significantly exposed to interest rate risk.

Risk management objectives, policies and processes for managing the risk

The Group adopts a practice to continuously seek alternative banking facilities which provide competitive interest rates to finance and/or refinance its working capital requirement.

Exposure to interest rate risk

The interest rate profile of the Group’s significant interest-bearing financial instruments, based on carrying amounts as at the end of the reporting period was:

	2013 RM’000	2012 RM’000
Fixed rate instruments
Financial assets	292,608	246,721
Financial liabilities	(67,166)	(88,982)

	225,442	157,739

Floating rate instruments
Financial liabilities	(303,611)	(371,989)

Interest rate risk sensitivity analysis

(a) Fair value sensitivity analysis for fixed rate instruments

The Group does not account for any fixed rate financial assets and liabilities at fair value through profit or loss, and the Group does not designate derivatives as hedging instruments under a fair value hedge accounting model. Therefore, a change in interest rates at the end of the reporting period would not affect profit or loss.

(b) Cash flow sensitivity analysis for variable rate instruments

A change of 100 basis points (“bp”) in interest rates at the end of the reporting period would have increased (decreased) post-tax profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular foreign currency rates, remained constant.

	Profit or loss
	100 bp increase 2013 RM’000	100 bp decrease 2013 RM’000	100 bp increase 2012 RM’000	100 bp decrease 2012 RM’000
Floating rate instruments	(2,277)	2,277	(2,790)	2,790

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

21.6.3 Other price risk

Other price risk is the risk that fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk). Other price risk comprises equity price risk and commodity price risk.

The Group is subject to commodity price risk with respect to price changes mainly in the gypsum, paper, energy and freight markets. The Group considers that its risk with respect to these markets is not significant and does not use financial instruments to manage its exposures to these risks.

21.7 Hedging activities

21.7.1 Cash flow hedge

The Group has entered into an interest rate swap to hedge the cash flow risk in relation to the floating interest rate of a term loan of USD 20 million (30 June 2012: USD 20 million). The interest rate swap has the same nominal value of USD 20 million (30 June 2012: USD 20 million) and is settled on a quarterly basis, consistent with the interest repayment schedule of the term loan.

21.8 Fair value of financial instruments

The carrying amounts of cash and cash equivalents, short term receivables and payables and short term borrowings approximate fair values due to the relatively short term nature of these financial instruments.

The fair values of other financial assets and liabilities, together with the carrying amounts shown in the consolidated statement of financial position, are as follows:

	2013		2012
	Carrying amount RM’000	Fair value RM’000	Carrying amount RM’000	Fair value RM’000
Derivative financial liabilities	(631)	(631)	(2,955)	(2,955)
Loans and borrowings	(152,680)	(152,856)	(266,783)	(267,325)

Derivatives

The fair value of interest rate swaps is based on broker quotes. Those quotes are tested for reasonableness by discounting estimated future cash flows based on the terms and maturity of each contract and using market interest rates for a similar instrument at the measurement date.

Non-derivative financial liabilities

Fair value, which is determined for disclosure purposes, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the end of the reporting period. For finance leases the market rate of interest is determined by reference to similar lease agreements.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Interest rates used to determine fair value

The interest rates used to discount estimated cash flows, when applicable, are as follows:

	2013	2012
Loans and borrowings	4.11%	4.14%
Finance lease liabilities	7.00%	8.18%

22. Capital management

The Group’s objectives when managing capital is to maintain a strong capital base and safeguard the Group’s ability to continue as going concern, so as to maintain investor and creditor confidence and to sustain future development of the business. The Directors monitor and are determined to maintain an optimal debt-to-equity ratio that complies with debt covenants.

The debt-to-equity ratios at 30 June 2013 and at 30 June 2012 were as follows:

	2013 RM’000	2012 RM’000
Total loans and borrowings (Note 14)	370,777	460,971
Less: Cash and cash equivalents (Note 11)	(412,604)	(311,631)

Net (cash)/debt	(41,827)	149,340

Total equity	1,700,164	1,463,755

Debt-to-equity ratio	(2.5%)	10.2%

There were no changes in the Group’s approach to capital management during the financial year.

23. Operating leases

Leases as lessee

Non-cancellable operating lease rentals are payable as follows:

	2013 RM’000	2012 RM’000
Less than one year	5,485	4,221
Between one and five years	8,198	4,044
More than five years	2,012	1,879

	15,695	10,144

Operating lease payments represent rentals payable by the Group for its office properties, warehouse, and property, plant and equipment with lease terms of between 1 and 10 years. They also include guaranteed dividend payments to the owner of certain property used by the Company. The Group does not have an option to purchase the lease assets at the expiry of the lease periods.

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

24. Commitments

	2013 RM’000	2012 RM’000
Commitments that have been entered into but have not been recognised in the consolidated financial statements:
- Capital expenditure commitments	1,486	11,667
- Raw material purchase commitments	356,494	265,796

	357,980	277,463

The Group has long term contracts to buy some raw materials, primarily for gypsum and papers, from major suppliers.

25. Related parties

Identity of related parties

For the purposes of the consolidated financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control or jointly control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. Key management personnel include all the Directors of the Group, and certain members of senior management of the Group.

The Group has related party relationship with its related companies and key management personnel.

Significant related party transactions

Related party transactions have been entered into in the normal course of business under normal trade terms. The significant related party transactions of the Group are shown below.

	Year ended 30.6.2013 RM’000	1.1.2012 to 30.6.2012 RM’000
A. Related companies
Sales of goods	—	1,827
Purchases	(3,895)	(5,483)

B. Key management personnel

Directors
- Remuneration	10,472	5,198
- Other short-term employee benefits	4,082	2,020

	14,554	7,218

Other key management personnel
- Short-term employee benefits	93,933	45,117

	108,487	52,335

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Other key management personnel comprise persons other than the Directors of Group entities, having authority and responsibility for planning, directing and controlling the activities of the Group entities either directly or indirectly.

26. Comparative figures

On 9 December 2011, the Company decided to, effective from 1 January 2012, change its financial year end from 31 December to 30 June to be coterminous with the financial year end of its immediate holding company. Accordingly, the consolidated financial statements for the last financial period were drawn up for the period from 1 January 2012 to 30 June 2012. As a result, the comparative information in the consolidated statement of financial position is 30 June 2012, whereas the comparative information for the consolidated statements of profit or loss and cash flows is that for the 6 months period from 1 January 2012 to 30 June 2012.

KPMG (Firm No. AF 0758) Chartered Accountants Level 10, KPMG Tower 8, First Avenue, Bandar Utama 47800 Petaling Jaya Selangor Darul Ehsan, Malaysia	Telephone Fax Internet	+60 (3) 7721 3388 +60 (3) 7721 3399 www.kpmg.com.my

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

Independent Auditors’ Report on the Consolidated Financial Statements

We have audited the consolidated financial statements of Boral Gypsum Asia Sdn. Bhd., which comprise the consolidated statement of financial position as at 30 June 2013, and the consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Directors’ Responsibility for the Consolidated Financial Statements

The Directors of the Company are responsible for the preparation of these consolidated financial statements so as to give a true and fair view in accordance with International Financial Reporting Standards. The Directors are also responsible for such internal control as the Directors determine is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgement, including the assessment of risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation of consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG, a partnership established under Malaysian law and a

member firm of the KPMG network of independent member firms

affiliated with KPMG International Cooperative (“KPMG

International”) a Swiss entity.

Company No. 880595-D

Opinion

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position as of 30 June 2013 and of the consolidated financial performance and cash flows for the year then ended in accordance with International Financial Reporting Standards.

Other Matters

i)	The consolidated financial statements as at and for the period ended 30 June 2012 were audited in accordance with approved standards on auditing in Malaysia by another auditor who expressed an unmodified opinion on those statements on 14 November 2012.

ii)	On 9 December 2011, the Company decided to, effective from 1 January 2012, change its financial year end from 31 December to 30 June to be coterminous with the financial year end of its immediate holding company. Accordingly, the consolidated financial statements for the last financial period were drawn up for the period from 1 January 2012 to 30 June 2012. As a result, the comparative information in the consolidated statement of financial position is 30 June 2012, whereas the comparative information for the consolidated statements of profit or loss and cash flows is that for the 6 months period from 1 January 2012 to 30 June 2012

KPMG

Firm Number: AF 0758

Chartered Accountants

Petaling Jaya,

Date: 25 October 2013

BORAL GYPSUM ASIA SDN. BHD.

(Company No. 880595-D)

(Incorporated in Malaysia)

AND ITS SUBSIDIARIES

Statement by Directors

In the opinion of the Directors, the consolidated financial statements are drawn up in accordance with International Financial Reporting Standards so as to give a true and fair view of the financial position as at 30 June 2013 and of its financial performance and cash flows for the financial year then ended.

Signed on behalf of the Board of Directors in accordance with a resolution of the Directors:

Richard Charles Ogden

Frederic De Rougemont

Petaling Jaya,

Date: 25 October 2013